Exhibit 99.1

                        TRUSTEE'S DISTRIBUTION STATEMENT


To the Holders of:
Corporate Backed Trust Certificates, Motorola Debenture-Backed Series 2002-12
*CUSIP:   21988G395

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending October 1, 2009.


INTEREST ACCOUNT
----------------


Balance as of   April 1, 2009..............................               $0.00
      Scheduled Income received on securities..............       $1,821,153.60
      Unscheduled Income received on securities............               $0.00

LESS:
      Distribution to the Holders..........................      -$1,821,153.38
      Distribution to Depositor............................              -$0.00
      Distribution to Trustee..............................              -$0.22
Balance as of  October 1, 2009.............................               $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of  April 1, 2009...............................               $0.00
      Scheduled Principal received on securities...........               $0.00

LESS:
      Distribution to Holders..............................              -$0.00
Balance as of  October 1, 2009.............................               $0.00


                UNDERLYING SECURITIES HELD AS OF October 1, 2009


        Principal
         Amount                       Title of Security
        ---------                     -----------------
        $69,776,000     Motorola, Inc. 5.22% Debentures due October 1, 2097
                       *CUSIP:  620076AM1

U.S. Bank Trust National Association, as
Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.